Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated September 26, 2007, which is included in the Annual Report on Form 10-KSB of VisualMed Clinical Solutions Corp., in the Company’s Registration Statement on Form S-8 pertaining to the “November 2007 Nonqualified Stock Option Plan”.

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 19, 2007